Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52315) pertaining to the 1992 Stock Option Plan, 1993 Nonqualified Stock Option Plan and 1997 Equity Incentive Plan and the Registration Statement (Form S-8 No. 333-57411) pertaining to the Employee Stock Purchase Plan of American Italian Pasta Company of our report dated October 27, 1999, with respect to the consolidated financial statements of American Italian Pasta Company included in the Annual Report (Form 10-K) for the year ended October 1, 1999.

                                                 /s/ Ernst & Young LLP
                                                 ---------------------------
                                                 Ernst & Young LLP

Kansas City, Missouri
December 15, 1999